                              AMENDED AND RESTATED
                          SECURITY AND PLEDGE AGREEMENT

      THIS AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT, dated as of March 14, 1997 (as amended, modified, restated, renewed, extended or replaced from time to time, this "Agreement" or "Security Agreement"), amends and restates that certain Security and Pledge Agreement, dated as of January 30, 1995, by and among ANVIL KNITWEAR, INC., a Delaware corporation (the "Borrower"), ANVIL HOLDINGS, INC., a Delaware corporation (the "Parent Company"), certain Subsidiaries of the Borrower party thereto (hereinafter, together with the Parent Company, the "Prior Guarantors") and NATIONSBANK, N.A. (successor in interest to NationsBank, N.A. (Carolinas)), as Collateral Agent (in its capacity as Collateral Agent thereunder and hereunder, together with any successor in such capacity, the "Collateral Agent") for the Banks under the Existing Credit Agreement described below (the "Prior Banks").

                              W I T N E S S E T H:

      WHEREAS, NationsBank, N.A. (as successor in interest to NationsBank, N.A. (Carolinas)) and the Prior Banks entered into that certain Credit Agreement, dated as of January 30, 1995, among the Borrower, the Parent Company, the other Prior Guarantors, the Prior Banks and NationsBank, N.A. (successor in interest to NationsBank, N.A. (Carolinas)), as Agent and the Chase Manhattan Bank, N.A., as Documentation Agent (as amended and/or modified from time to time thereafter, the "Existing Credit Agreement");

      WHEREAS, NationsBank, N.A. and various other banks and financial institutions as may now or hereafter become a party thereto (such banks and financial institutions, together with their successors and assigns, may hereinafter be referred to collectively as the "Banks" and individually as a "Bank") have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the Parent Company, those Subsidiaries of the Borrower identified on the signature pages thereto and such other Subsidiaries of the Borrower which may become a Guarantor in accordance with the terms thereof (hereinafter together with the Parent Company sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), the Banks, NationsBank, N.A., as Agent, and Bank of America Illinois, Banque Nationale de Paris and Heller Financial, Inc., as Co-Agents (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement");

      WHEREAS, the Banks have required that the Borrower and the Guarantors (hereinafter the Borrower and the Guarantors may be referred to collectively as the "Credit Parties" and individually as a "Credit Party") secure or resecure, as applicable, their respective obligations under the Credit Agreement and the other Credit Documents pursuant to the terms of this Security Agreement;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement; provided, however, that terms which are defined in the Code shall have the meaning provided in the Code unless specifically provided otherwise herein or in the Credit Agreement. As used herein:

            "Bank" or "Banks" means such terms as identified and defined in the recitals hereto.

            "Borrower" means Anvil Knitwear, Inc., a Delaware corporation.

            "Code" means such term as defined in Section 3(g) hereof.

            "Collateral Agent" means NationsBank, N.A., in its capacity as collateral agent for the Banks under this Agreement, as identified and defined in the opening paragraph hereto, together with its successors and assigns in such capacity.

            "Collateral" means, collectively, the General Collateral and the Pledged Collateral.

            "Copyright Licenses" means any written agreement, naming any Credit Party as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 1 hereto.

            "Copyrights" means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 1 hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in
      Schedule 1 hereto.

            "Credit Agreement" means such term as defined in the Recitals hereof.

            "Credit Documents" means such terms as defined in the Credit Agreement.

            "Credit Party" or "Credit Parties" means such terms as identified and defined in the opening paragraph hereto.

            "Default" means an event or condition which upon notice or lapse of time, or both, would constitute an Event of Default.

            "Default Rate" means such term as defined in Section 3(h) hereof.

            "Equipment" means, with respect to any Credit Party, all of such Credit Party's equipment, machinery, tools, trade fixtures, furniture, furnishings, office equipment, vehicles (including vehicles or equipment subject to a certificate of title law), and rolling stock in each case now or hereafter used or usable in connection with the Credit Party's business, and including all substitutions and replacements, together with all parts, accessories and attachments relating to any of the foregoing.

            "Event of Default" means such term as defined in the Credit
      Agreement.

            "General Collateral" means such term as defined in Section 2(a) hereof.

            "Inventory" means, with respect to any Credit Party, all of such Credit Party's inventory and goods (i) which are held for sale or lease or are to be furnished under contracts of service or consumed in the Credit Party's business, or (ii) which are raw materials, work in process, finished goods, packaging materials and all other materials and supplies of every nature in each case used or usable in connection with the Credit Party's business or the acquisition, manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods and any constituents or ingredients thereof, or
      (iii) which are returned or repossessed goods, and (iv) documents and documents of title.

            "Patent License" means all written agreements providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1 hereto.

            "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1 hereto.

            "Permitted Collateral Locations" means such term as defined in
      Section 3(b) hereof.

            "Permitted Liens" means such term as defined in the Credit
      Agreement.

            "Pledged Collateral" means such term as defined in Section 2(b) hereof.

            "Pledged Securities" means such term as defined in Section 2(b) hereof.

            "Receivables and General Intangibles" means with respect to any Credit Party, all of such Credit Party's accounts, accounts receivable, factor balances, contracts, contract rights, book debts, instruments, notes, checks, drafts, acceptances, documents (including documents of title), chattel paper, choses in action, any right of the Credit Party for services rendered or for rights or privileges granted, whether arising from the sale of inventory or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Credit Party (including without limitation amounts due from factors), and all of the Credit Party's rights to any merchandise (including without limitation any returned or repossessed goods and the rights of stoppage in transit) which is represented by, arises from or is related to any of the foregoing, and all franchises, franchise rights, all causes of action, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, goodwill and similar intangibles and all income tax refunds, all privileges, immunities, contracts, contract rights, licenses, permits and similar intangibles, all leases and other agreements relating to real or personal property, any rights to receive any payments in connection of any pension plan or employee stock ownership plan or trust established for the benefit of employees of the Credit Party, and any and all general intangibles (as defined in the Code as in effect in the State of New York or in any other relevant jurisdiction from time to time) not otherwise covered in this definition.

            "Records" means such term as defined in Section 2(a)(iv) hereof.

            "Secured Obligations" means (i) in the case of the Borrower, all indebtedness, obligations and liabilities of the Borrower under or in connection with (A) the Credit Agreement, (B) any Hedging Agreement, (C) this Security Agreement or (D) any other of the Credit Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) in the case of each of the Guarantors, all obligations, including guaranty obligations, of the Guarantors under or in connection with the Credit Agreement (whether as an original party thereto or by way of Joinder Agreement), this Security Agreement or any other of the Credit Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (iii) all expenses and charges, legal and otherwise, reasonably incurred by the Collateral Agent or the Banks, or any of them, in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder, together with any and all modifications, extensions, renewals and/or substitutions thereof.

            "Subsidiary" or "Subsidiaries" means such terms as identified and defined in the opening paragraph hereto, including any newly formed or acquired subsidiaries which are made a party hereto subsequent to the date hereof.

            "Trademark License" means any written agreement providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 1 hereto.

            "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1 hereto, and (b) all renewals thereof.

            "Work" means any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

      2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance when due of the Secured Obligations:

            (a) Security Interest in Inventory, Receivables and General Intangibles and Equipment. Each of the Credit Parties hereby grants to the Collateral Agent for the benefit of the Banks a security interest in, and acknowledges and agrees that the Collateral Agent has and shall continue to have for the benefit of the Banks a continuing security interest, in any and all right, title and interest of each Credit Party in and to:

                  (i) Inventory. All Inventory, wherever located and by
            whomsoever held, whether now owned or existing or hereafter acquired or arising.

                  (ii) Receivables and General Intangibles. All Receivables and
            General Intangibles, whether now owned or existing or hereafter acquired or arising, in which the Credit Party now has or hereafter acquires any rights.

                  (iii) Equipment. All Equipment, wherever located and by
            whomsoever held, whether now owned or hereafter acquired.

                  (iv) Records. Supporting evidence and documents relating to any of the property described in subparagraphs (i)-(iii) above, including, without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained (including computer records, tapes, software and the like), all whether now existing or hereafter arising (the "Records").

                  (v) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising.

                  (vi) Proceeds and Products. All proceeds and products of the foregoing and all insurance relating to the foregoing collateral and proceeds thereof (including without limitation insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

            Notwithstanding the foregoing, the foregoing grant of security interest shall (i) exclude contracts, general intangibles or instruments (other than rights to the payment of money) arising under contracts or other agreements or instruments that, to the extent legally enforceable, expressly prohibit assignment of such rights, or grant of security interest in or lien on, without the prior written consent of the other party(ies) thereto; provided, however, that, to the extent that such contracts or other agreements or instruments do not prevent assignment of or grant of security interest in the payments or rights to payment made under such contracts or other agreements or instruments or the prohibition of the assignment of or grant of security interest in such payment or rights to payment is not effective under applicable law, the Collateral Agent is granted a security interest in such payments or rights to payment, and that if and when any such prohibition on the assignment, pledge or grant of a security interest in such contract, general intangible or instrument, as the case may be, is removed, the Collateral Agent will be granted a security interest in such contract, general intangible or instrument as of the date hereof, and the collateral will include such contract, general intangible or instrument, (ii) exclude any fixtures located at 228 E. 45th St., New York, New York 10017 and (iii) not be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

            All of the foregoing items of Collateral described in this subsection (a) may hereinafter sometimes be referred to collectively as the "General Collateral".

            (b) Pledge of Interest in Pledged Securities. Each of the Credit Parties hereby pledges to the Collateral Agent for the benefit of the Banks, and grants to the Collateral Agent for the benefit of the Banks, a continuing security interest in any and all right, title and interest of such Credit Party in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                  (i) Pledged Securities. (A) 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of capital stock owned by such Credit Party of each Domestic Subsidiary set forth on Schedule 2(b) attached hereto and (B) 65% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg.
            Section 1.956-2(c)(2)) ("Voting Equity") and 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg.
            Section 1.956-2(c)(2)) ("Non-Voting Equity") owned by such Credit Party of each other Subsidiary set forth on Schedule 2(b) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of capital stock described in Section 2(b)(ii) and 2(b)(iii) below, the "Pledged Securities"), including, but not limited to, the following:

                        (1) all shares or securities representing a dividend on
                  any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Securities; and

                        (2) without affecting the obligations of such Credit
                  Party under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which a Credit Party is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger.

                  (ii) Additional Shares. 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding shares of capital stock owned by such Credit Party of any Person which hereafter becomes a Domestic Subsidiary and 65% (or, if less, the full amount owned by such Credit Party) of the Voting Equity and 100% (or, if less, the full amount owned by such Credit Party) of the Non-Voting Equity owned by such Credit Party of any other Person which hereafter becomes a Subsidiary, including, without limitation, the certificates representing such shares.

                  (iii) Other Equity Interests. Any and all other equity
            interests of each Credit Party in any Domestic Subsidiary or any other Subsidiary.

                  (iv) Proceeds. Except as otherwise set forth in Section 6
            hereof, all proceeds and products of the foregoing, however and whenever acquired and in whatever form.

            Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Credit Party may from time to time hereafter deliver additional shares of stock to the Collateral Agent as collateral security for the Secured Obligations (upon delivery to the Collateral Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Credit Party and shall be subject to the terms of this Security Agreement whether or not Schedule 2(b) is amended to refer to such additional shares).

      3. General Representations, Warranties, Covenants and Agreements. The Credit Parties hereby represent and warrant to, and covenant and agree with the Collateral Agent for the benefit of the Banks that:

            (a) Chief Executive Office. As of the date hereof, each such Credit Party's chief executive office and chief place of business and other executive offices and places of business are as shown on Schedule 3(a). As of the date hereof, each such Credit Party has no executive offices or places of business other than as shown on Schedule 3(a) and will not move or otherwise change its chief executive office or establish or maintain an executive office or place of business at a location other than as shown on Schedule 3(a) without providing the Collateral Agent with at least 30 days' prior written notice and, in any such case, Schedule 3(a) shall be deemed to include such new location.

            (b) Location of Collateral. The Inventory or Equipment of each of the Credit Parties is (and, as otherwise noted, has for the four months immediately preceding the date of this Agreement been), and will remain, in each such Credit Party's possession or control at the locations, including ports of entry, shown on Schedule 3(a) (collectively with the chief executive office shown thereon, the "Permitted Collateral Locations"), except for Inventory or Equipment (i) which in the ordinary course of the Credit Party's business as presently conducted is in transit, (ii) consisting of vehicles and equipment which are subject to a certificate of title law (and as to which a change in registration is not required on account of any such transit), (iii) such other locations within the United States as to which the Credit Parties shall have given the Collateral Agent at least 30 days' prior written notice (except, in the case of ports of entry, in which case the Credit Party shall provide the Collateral Agent, on a quarterly basis, with the existing ports of entry) or (iv) such other locations outside of the United States with respect to raw materials or work-in-process being processed in the ordinary course of business of such Credit Party. The Credit Parties will not hold General Collateral, have General Collateral held or permit General Collateral to be held at a location other than a Permitted Collateral Location without the prior written consent of the Collateral Agent. In addition, each of the Credit Parties will promptly give written notice to the Collateral Agent of any change in the identity or location of the General Collateral, or any material portion thereof. Each such Credit Party owns, and will continue to own or lease, its respective Permitted Collateral Locations except as otherwise indicated on Schedule 3(a).

            (c) Books and Records. The books and records of each such Credit Party relating to the Collateral (including ledger sheets, correspondence and invoice documents and instruments relating to or evidencing the Collateral) are, and will at all times be kept, at such Credit Party's chief executive office unless otherwise indicated on Schedule 3(a). Each such Credit Party will keep the books and records relating to the Collateral current and in good order and will take reasonable steps to safeguard them (including making and storing copies thereof where appropriate).

            (d) Legal Name and Trade Names. Each such Credit Party represents and warrants that as of the date hereof (A) its correct legal name is as shown in this Agreement, (B) it has not in the four months immediately preceding the date of this Agreement changed its name, been a party to a merger, consolidation or other change in structure and (C) except as shown on Schedule 3(d), it does not use, and has not at any time in the four months immediately preceding the date of this Agreement used, any trade names or assumed names in the invoicing of accounts or otherwise in the conduct of its business or the ownership of its properties. Each such Credit Party further covenants and agrees that it will not change its legal name, be a party to a merger, consolidation or other change in structure or use a trade name or assumed names in its business without first giving the Collateral Agent at least 30 days' prior written notice.

            (e) Priority. The Collateral and every part thereof is and will be, and except as otherwise consented to by the Required Banks, free and clear of all security interests, liens (including without limitation mechanics, laborers and statutory liens), attachments, levies, encumbrances of every kind, nature and description and whether voluntary or involuntary, and licenses for the use thereof except for Permitted Liens. Each such Credit Party will warrant and defend the Collateral against any claims and demands (other than the Permitted Liens) of all persons at any time claiming the same or any interest in the Collateral. Each such Credit Party further represents, warrants, covenants and agrees that the security interest in the Collateral granted to the Collateral Agent hereunder, other than the Permitted Liens, is not subject to (nor have any financing statements been filed and remain of record, and that such Credit Party will not grant or permit to exist), any other security interests, liens, encumbrances or claims (including without limitation claims of the United States of America or any department, agency or instrumentality thereof, or any state, county or local governmental agency) on or against the Collateral, whether senior, superior, junior, subordinate or equal to the security interest granted to the Collateral Agent hereby, or otherwise.

            (f) Inspection. Each such Credit Party will, upon reasonable notice and at reasonable times during normal business hours (and also outside of normal business hours after the occurrence and during the continuance of an Event of Default), allow the Collateral Agent and/or any of the Banks or their respective representatives free access to and right of inspection of the Collateral and the books and records relating thereto and shall otherwise cooperate with and promptly respond to the reasonable requests of the Collateral Agent and/or any of the Banks or their respective representatives with respect thereto. As to any premises not owned by such Credit Party wherein any of the Collateral is located the Credit Party shall, promptly upon request, use its commercially reasonable efforts to cause each owner of such premises to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent waiving any lien such owner may have by contract or under law with respect to such Collateral, and allowing the inspection and removal of such Collateral by the Collateral Agent and otherwise.

            (g) Perfection of Security Interest. Except as set forth in Section 3(e) and except to the extent that security interests may be inconsistent with or prohibited by governmental permits and except to the extent a security interest can not be granted and perfected under applicable law, each such Credit Party represents that this Agreement creates a valid security interest in the Collateral (subject only to Permitted Liens) securing payment and performance of the Secured Obligations and that all filings and other action reasonably necessary to perfect such security interest have been taken or shall be promptly taken upon the reasonable request of the Collateral Agent. Each such Credit Party agrees to execute and deliver to the Collateral Agent such further agreements and assignments or other instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and to do all such other things as the Collateral Agent may reasonably deem necessary (i) to assure to the Collateral Agent its security interest hereunder, including (A) such financing statements (including renewal statements), statements or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to maintain the security interest granted hereunder in accordance with the Uniform Commercial Code as enacted in the State of New York, or other such jurisdiction as may be applicable, and any successor statute(s) thereto (the "Code"), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Schedule 3(g)(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 3(g)(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 3(g)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent and the Banks of their rights and interests hereunder. To that end, each such Credit Party agrees that (i) in the event any Credit Party shall refuse to provide additional financing statements upon the reasonable request of the Collateral Agent, or shall fail to respond promptly to any such request, and (ii) at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without such Credit Party's signature thereon, and further such Credit Party also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Credit Party's attorney in fact with full power to sign in the name of such Credit Party any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remain outstanding. Each such Credit Party hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Credit Party wherever the Collateral Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each such Credit Party agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Collateral Agent under the law of such other jurisdiction (and, if any such Credit Party shall fail to do promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Credit Party pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of any of such Credit Party's agents and the Collateral Agent reasonably requests, the Credit Party agrees to notify such agents in writing of the Collateral Agent's security interest therein and, at any time after the occurrence, and during the continuance, of an Event of Default, upon the Collateral Agent's request, instruct them to hold all such Collateral for the Collateral Agent's account and subject to the Collateral Agent's instructions. Each such Credit Party agrees, upon the reasonable request of the Collateral Agent, to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

            (h) Advances by Secured Parties. On failure of any such Credit Party to perform any of the covenants and agreements herein contained, the Collateral Agent may, at its option, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Credit Parties promptly upon demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum equal to the default rate provided in Section 2.2 of the Credit Agreement for Revolving Loans which are Base Rate Loans (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Collateral Agent on behalf of any Credit Party, and no such advance or expenditure therefor, shall relieve any Credit Party of any default under the terms of this Agreement. The Collateral Agent, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the judge in its reasonable discretion of whether such Credit Party is required to perform the same under the terms of this Agreement.

      4. Special Provisions regarding Receivables and General Intangibles.

            (a) Contract Rights. Each such Credit Party represents and warrants, and shall hereafter be deemed to have represented and warranted, that, as of the time any contract right shall become subject to the security interest hereunder, each and all of such contract rights and the papers and documents relating thereto are genuine and in all respects what they purport to be. Each Credit Party shall remain obligated and liable with respect to all contract rights and general intangibles subject to the grant of the security interest hereby and none of such obligations or liabilities shall be assumed by the Collateral Agent or any of the Banks on account hereof. Each such Credit Party agrees to provide to the Collateral Agent, from time to time upon request, documents of title relating to Inventory and promissory notes, chattel paper and other instruments relating to receivables and General Intangibles, in each case to the extent necessary to perfect the security interest of the Collateral Agent. Further, the Borrower has by letter dated as of the Closing Date identified to the Collateral Agent all promissory notes and chattel paper as to which it is the payee evidencing indebtedness in excess of $25,000, and will promptly give notice to the Collateral Agent of its receipt after the Closing Date of any promissory notes and chattel paper evidencing indebtedness in excess of $25,000, and deliver such promissory notes and chattel paper promptly upon request.

            (b) Chief Executive Office. Each such Credit Party, in accordance with the provisions of Sections 3(a) and 3(c) hereof, will keep all of its books and records relating to its Receivables and General Intangibles only at its chief executive office (or at other executive offices or places of business identified in Schedule 3(a)) and will not change its chief executive office without prior written notice to the Collateral Agent as specified in Section 3(a).

      5. Special Provisions regarding Inventory and Equipment.

            (a) Treatment of Equipment. No material Equipment is or will be attached to real estate in such a manner that it may become or be considered to be a fixture, unless the Collateral Agent shall have a deed of trust or mortgage on the subject property or such Credit Party shall furnish or have furnished agreements by the parties having rights in or liens on the subject property disclaiming rights or interests in or liens on such Equipment unless the Collateral Agent shall otherwise consent.

            (b) Inventory Location. Each such Credit Party represents and warrants, and shall hereafter be deemed to have represented and warranted, that, as of the time any Inventory shall become subject to the security interest hereunder, such Inventory is located at its respective Permitted Collateral Locations unless otherwise permitted by Section 3(b).

            (c) Reports. Each such Credit Party will, from time to time promptly upon the reasonable request of the Collateral Agent, provide the Collateral Agent with such reports and schedules listing, summarizing and/or identifying by location any or all of the Inventory and Equipment as the Collateral Agent may reasonably request.

            (d) Insurance. Each such Credit Party will insure the Collateral as provided in the Credit Agreement.

      6. Special Provisions Regarding Pledged Collateral.

            (a) Representations and Warranties. Each such Credit Party represents and warrants to the Collateral Agent for the benefit of the Banks that (i) except for those Permitted Liens as identified in subsections (i), (iii), (iv), (xii) and (xiii) of the definition thereof, it is the owner of the Pledged Securities as identified on Schedule 2(b) free and clear of all claims, pledges, liens, encumbrances or security interests of every kind or nature except, (ii) except as identified on
      Schedule 2(b), the Pledged Securities represent each such Credit Party's entire interest in the issuer of such Pledged Securities, (iii) the Pledged Securities have been duly and validly issued, (iv) except as identified on Schedule 2(b), the Pledged Securities have been duly and validly pledged to the Collateral Agent hereby and (v) no consent or approval of any body, governmental, regulatory or otherwise (including that of the subject entity, co-owners or other shareholders), is required for the pledge contemplated hereby or has not otherwise been obtained. Each such Credit Party covenants and agrees that its entire interest in each issuer of such Pledged Securities which is a Domestic Subsidiary (as defined in the Credit Agreement) (and as to the Parent Company, its interest in the Borrower) will at all times be subject to the grant and pledge contained herein in accordance with the provisions hereof.

            (b) Delivery of Stock Certificates in Transferable Form. All Pledged Securities (including specifically without limitation share certificates acquired subsequent to the date of this Agreement) will be delivered to the Collateral Agent in form transferable for delivery together with undated stock powers duly executed in blank in the form provided in
      Schedule 6(h) hereto.

            (c) Dividends, etc. Stock certificates, evidences of ownership and other instruments acquired by or otherwise coming into the possession of any such Credit Party on account of or in respect of the Pledged Collateral, whether by stock dividend, stock split, recapitalization, reorganization or otherwise, will be promptly delivered to the Collateral Agent, together with appropriate undated stock powers executed in blank, to be held as additional Pledged Collateral hereunder and will constitute Pledged Collateral for all purposes hereunder. Subject to the terms of the Credit Documents, so long as no Event of Default has occurred and is continuing, dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) may be paid to and accepted by any such Credit Party. Upon the occurrence and during the continuance of an Event of Default, dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) will be immediately paid over to the Collateral Agent and held as additional Collateral hereunder. Any such other dividends received by any of the Credit Parties after the occurrence and during the continuance of an Event of Default will be accepted in trust for the benefit of, and will be promptly paid over to, the Collateral Agent.

            (d) Endorsement. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, for and in the name, place and stead of any such Credit Party, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

            (e) Collateral Agent's Obligation. The Collateral Agent shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. To the extent permitted by law, each such Credit Party releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Collateral and/or any actions, taken or omitted to be taken by the Collateral Agent with respect thereto, and each such Credit Party hereby agrees to hold the Collateral Agent harmless from and with respect to any and all such claims, causes of action and demands in each case other than those resulting from the gross negligence, willful misconduct or unlawful conduct of the Collateral Agent.

            (f) Waivers. Each such Credit Party acknowledges that if the Pledged Collateral is of a type customarily sold on a recognized market then in such case no demand, advertisement or notice, all of which are, to the extent permitted by law, hereby expressly waived by each such Credit Party, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Collateral of a type customarily sold in a recognized market or subject to widely distributed standard price quotations and upon each public sale, the Collateral Agent may purchase all or any of the Pledged Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by each such Credit Party, and may make payment therefor by endorsement without recourse of the Secured Obligations in lieu of cash to the amount then due thereon which such Credit Party hereby agrees to accept. In the case of all sales of Pledged Collateral, public or private, the Credit Parties shall pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, the Collateral Agent shall apply any amount remaining to the payment of the Secured Obligations, and the Credit Parties shall continue to be liable for any deficiency. The balance, if any, remaining after payment in full of all of the Secured Obligations, shall be paid to the Credit Parties.

            (g) Unregistered Securities. Each such Credit Party recognizes that the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each such Credit Party acknowledges, understands and agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that neither the Collateral Agent nor the Banks shall have any obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. Each such Credit Party agrees that (i) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Securities or any portion thereof to be sold at private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having a seat on the New York Stock Exchange as to the best manner in which to expose the

      Pledged Securities for sale and as to the best price reasonably obtainable at the private sale thereof, and (ii) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (h) Voting Rights. So long as no Event of Default has occurred and is continuing, to the extent permitted by law, each Credit Party may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Credit Party or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of a Credit Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this paragraph (h) shall cease and all such rights shall thereupon become vested in the Agent.

      7. Remedies.

            (a) General Remedies. Upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks in accordance with the terms of the Credit Agreement, the Collateral Agent shall have in addition to the rights and remedies provided herein, in the Credit Documents or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Collateral Agent may with or without judicial process or the aid and assistance of others (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by any such Credit Party, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require any such Credit Party to assemble and make available to the Collateral Agent at its own expense any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each such Credit Party hereby waives to the extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, provided that said disposition complies with any and all mandatory legal requirements. In addition to all other sums due the Collateral Agent or any Bank hereunder, the Credit Parties shall pay the Collateral Agent all reasonable costs and expenses incurred by the Collateral Agent, including reasonable attorneys' fees (including the allocated costs of in-house counsel) and court costs, in obtaining or liquidating the Collateral, in enforcing payment of Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or any Bank concerning any matter arising out of or connected with this Agreement or the Collateral or Secured Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each such Credit Party agrees that any requirement of reasonable notice shall be met if such notice is personally served on or otherwise sent to such Credit Party in accordance with
      Section 11 hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, the Collateral Agent or any Bank may be the purchaser at any such sale. To the extent permitted by applicable law, each such Credit Party hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

            (b) Remedies relating to Pledged Collateral. Upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks in accordance with the terms of the Credit Agreement, and to the extent permitted by law, with regard to the Pledged Collateral, the Collateral Agent may, but is not obligated to, immediately (i) have the right to vote such Pledged Securities and (ii) cause all or any of the Pledged Securities to be transferred to it or registered in the name of its nominee(s).

            (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks in accordance with the terms of the Credit Agreement, the Collateral Agent shall have the right to enter and remain upon the various premises of each such Credit Party without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of such Credit Party for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove the Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate the Collateral.

            (d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between any such Credit Party and the Collateral Agent or any of the Banks, or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent shall only be granted as provided in Section 12 hereof. To the extent permitted by law, neither the Collateral Agent nor any Bank, nor any party acting as attorney for the Collateral Agent or any Bank, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than for its gross negligence, willful misconduct or unlawful conduct hereunder. The rights and remedies of the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Banks may have.

            (e) Retention of Collateral. The Collateral Agent may, after providing the notices required by Section 9-505(2) of the Code or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

            (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Banks are legally entitled, the Credit Parties shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 2.2 of the Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Credit Parties or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      8. Application of Proceeds. Upon the occurrence, and during the continuance, of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent in cash or its equivalent, will be applied first to costs and expenses of collection and sale and then in reduction of the Secured Obligations in such order and manner as the Collateral Agent may direct in its sole discretion, and each such Credit Party irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records. Each of the Credit Parties shall remain liable to the Collateral Agent for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to such Credit Parties or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      9. Costs of Counsel. If at any time hereafter, after the occurrence of an Event of Default and until such time as such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks in accordance with the terms of the Credit Agreement, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Credit Parties agree to promptly pay upon demand any and all such reasonable costs and expenses of the Collateral Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

      10. Continuing Agreement.

            (a) This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Loans and LOC Obligations together with interest and fees under the Credit Agreement (and all guaranty obligations in respect thereof) shall have been paid in full and all commitments relating thereto shall have been terminated. Upon such payment and termination, this Agreement shall automatically be terminated and the Collateral Agent shall, upon the request and at the expense of the Credit Parties, forthwith release all of its liens and security interests hereunder and shall execute and deliver to the Credit Parties, or to such person or persons as the Credit Parties shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Credit Parties which the Credit Parties shall reasonably request to evidence such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.

            (b) Without limiting the foregoing, notwithstanding anything else to the contrary in this Agreement, all Collateral sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement shall be sold, transferred or otherwise disposed of free and clear of the lien and security interest created hereunder. In connection with the foregoing, the Collateral Agent shall execute and deliver to the Credit Parties, or to such other person or persons as the Credit Parties shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Credit Parties which the Credit Parties shall reasonably request to evidence the release of the lien and security interest created hereunder with respect to any such Collateral.

            (c) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Bank as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Bank in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

      11. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when personally delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in the case of the Credit Parties to the address set out on Schedule 3(a) hereto, and in the case of the Collateral Agent at the address set out below, or at such other address as such party may specify by written notice to the other parties:

         if to the Borrower or to a Credit Party:

         Anvil Knitwear, Inc.
         228 East 45th Street
         New York, New York  10017
         Attn:  Jacob Hollander
         Telephone:  (212) 476-0352
         Telecopy:   (212) 885-9411

         if to the Collateral Agent:

         NationsBank, N.A.
         101 N. Tryon Street
         Independence Center
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attn: Cliff Luckadoo
         Telephone:  (704) 386-7637
         Telecopy:   (704) 388-9436

         with a copy to:

         NationsBank, N.A.
         NationsBank Corporate Center
         100 North Tryon Street
         NC1-007-08-11
         Charlotte, North Carolina  28255
         Attn: Joe Netzel
         Telephone: (704) 386-1185
         Telecopy:  (704) 386-1270

The Credit Parties hereby acknowledge and agree that notices and other communications to the Borrower at its address referred to above shall be deemed adequate notice to each of the other Credit Parties.

      12. Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the prior written consent of the Credit Parties and the Collateral Agent.

      13. Successors in Interest. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Credit Parties, their respective successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors and assigns; provided, however, that the Credit Parties may not assign their respective rights or delegate their respective duties hereunder without the Collateral Agent's prior written consent. To the extent permitted by law, each such Credit Party hereby releases the Collateral Agent and the Banks, and their respective successors and assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the Collateral Agent's gross negligence or willful misconduct.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      15. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      16. Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York, or of the federal courts of the United States sitting in New York City, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party further irrevocably consents to the service or process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address for notices pursuant to Section 11. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

            (b) Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      17. Severability. If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      18. The Collateral Agent. In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

      19. Entirety. This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein. In the event of any inconsistency between this Agreement and the Credit Agreement, the terms of the Credit Agreement shall control.

      20. Survival. All representations and warranties of the Credit Parties hereunder shall survive the execution and delivery of this Agreement and the other Credit Documents.

      21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral, or by a guarantee, endorsement or property of any other person, then the Collateral Agent or Banks shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and at any time thereafter unless and until such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks in accordance with the terms of the Credit Agreement, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent's rights or the Secured Obligations under this Agreement or under any other of the Credit Documents.

      22. No Liability. Neither the Collateral Agent nor the Banks shall be liable for or be responsible for any obligations under, or in respect of, any contracts, agreements or other interest which comprise a part of the Collateral hereunder on account of the security interests granted hereby.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the Credit Parties have caused this Security and Pledge Agreement to be duly executed under seal as of the date first above written.

BORROWER                                ANVIL KNITWEAR, INC.,
                                        a Delaware corporation

                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

GUARANTORS                              ANVIL HOLDINGS, INC.,
                                        a Delaware corporation

                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

                                        COTTONTOPS, INC.,
                                        a Delaware corporation

                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

      Accepted and agreed to as of the date first above written.

                                        NATIONSBANK, N.A.,
                                          as Collateral Agent for the Banks


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE 1

                              INTELLECTUAL PROPERTY

                                  SCHEDULE 2(b)

                               PLEDGED SECURITIES

------------------------------------------------------------------------------------------------------
                                                                                           Percentage
                                                         Certificate        No. of          of Total
Issuer                     Nominal Owner                    No.            Shares          Ownership
------                     -------------                    ---            ------          ---------
------------------------------------------------------------------------------------------------------
Anvil Knitwear, Inc.,      Anvil Holdings, Inc.,              1              1000            100%
a Delaware corporation     a Delaware corporation

------------------------------------------------------------------------------------------------------
Cottontops, Inc.,          Anvil Knitwear, Inc.,              1              100             100%
a Delaware corporation     a Delaware corporation

------------------------------------------------------------------------------------------------------
A.K.H. S.A.                Anvil Knitwear, Inc.,
                           a Delaware corporation

------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3(a)

                              COLLATERAL LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Other Places           Record Owner
                                                                                          of Business and          of Location
      Credit Party             Notice Address             Chief Executive Office      Collateral Locations   (if not Credit Party)
      ------------             --------------             -----------------------     ---------------------  ---------------------
------------------------------------------------------------------------------------------------------------------------------------
Anvil Knitwear, Inc.     228 E. 45th St.                228 E. 45th Street          Aynor, SC
                         New York, New York  10017      New York, New York  10017
                                                                                    Hamer, SC

                                                                                    Mullins, SC

                                                                                    Gibson, NC

                                                                                    Kings Mountain, NC

                                                                                    Red Springs, NC

                                                                                    Swannanoa, NC

                                                                                    Whiteville, NC
------------------------------------------------------------------------------------------------------------------------------------
Anvil Holdings, Inc.     228 E. 45th Street             228 E. 45th Street
                         New York, New York  10017      New York, New York 10017
------------------------------------------------------------------------------------------------------------------------------------
Cottontops, Inc.         P.O. Box 789                   P.O. Box 789
                         Farmville, NC  27828           Farmville, NC  27828
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3(d)

                              PERMITTED TRADE NAMES

Company                 Fictitious Names                           Location
-------                 ----------------                           --------

Anvil Knitwear, Inc.    Teak, a division of Anvil Knitwear, Inc.   Same as above

                                SCHEDULE 3(g)(i)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   COPYRIGHTS


United States Copyright Office

Gentlemen:

      Please be advised that pursuant to the Amended and Restated Security and Pledge Agreement dated as of March 14, 1997 (the "Security Agreement") by and among the Credit Parties party thereto (each a "Credit Party" and collectively, the "Credit Parties") and NationsBank, N.A., as Collateral Agent (the "Collateral Agent") for the banks referenced therein (the "Banks"), the undersigned Credit Party has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Collateral Agent for the ratable benefit of the Banks:

                                   COPYRIGHTS

                                                                 Date of
Copyright No.                Description of Copyright           Copyright
-------------                ------------------------           ---------


                             Copyright Applications

   Copyright                Description of Copyright          Date of Copyright
Applications No.                  Applied For                   Applications
----------------               -----------------               --------------

      The Credit Parties and the Collateral Agent, on behalf of the Banks, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

                                        Very truly yours,


                                        ----------------------------------
                                        [Credit Party]

                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

Acknowledged and Accepted:

NATIONSBANK, N.A., as Collateral Agent


By:___________________________________
Name:_________________________________
Title:________________________________

                                SCHEDULE 3(g)(ii)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                     PATENTS


United States Patent and Trademark Office

Gentlemen:

      Please be advised that pursuant to the Amended and Restated Security and Pledge Agreement dated as of March 14, 1997 (the "Security Agreement") by and among the Credit Parties party thereto (each a "Credit Party" and collectively, the "Credit Parties") and NationsBank, N.A., as Collateral Agent (the "Collateral Agent") for the banks referenced therein (the "Banks"), the undersigned Credit Party has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Collateral Agent for the ratable benefit of the Banks:

                                     PATENTS
                                     -------

                          Description of Patent           Date of
Patent No.                        Item                    Patent
----------                        ----                    ------

                               Patent Applications
                               -------------------

    Patent                Description of Patent           Date of Patent
Applications No.                 Applied For               Applications
----------------                 -----------               ------------

      The Credit Parties and the Collateral Agent, on behalf of the Banks, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

                                        Very truly yours,


                                        ----------------------------------
                                        [Credit Party]


                                        By:
                                            ------------------------------
                                        Name:_____________________________
                                        Title:____________________________


Acknowledged and Accepted:

NATIONSBANK, N.A., as Collateral Agent


By:
    ------------------------------
Name:_____________________________
Title:____________________________

                               SCHEDULE 3(g)(iii)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   TRADEMARKS

United States Patent and Trademark Office

Gentlemen:

      Please be advised that pursuant to the Amended and Restated Security and Pledge Agreement dated as of March 14, 1997 (the "Security Agreement") by and among the Credit Parties party thereto (each a "Credit Party" and collectively, the "Credit Parties") and NationsBank, N.A., as Collateral Agent (the "Collateral Agent") for the banks referenced therein (the "Banks"), the undersigned Credit Party has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Collateral Agent for the ratable benefit of the Banks:

                                   TRADEMARKS
                                   ----------

                             Description of Trademark            Date of
Trademark No.                         Item                      Trademark
-------------                      ----------                   ---------


                             Trademark Applications
                             ----------------------

   Trademark                 Description of Trademark       Date of Trademark
Applications No.                  Applied For                 Applications
----------------               -----------------             --------------

      The Credit Parties and the Collateral Agent, on behalf of the Banks, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                                        Very truly yours,


                                        ----------------------------------
                                        [Credit Party]


                                        By:
                                            ------------------------------
                                        Name:_____________________________
                                        Title:____________________________


Acknowledged and Accepted:

NATIONSBANK, N.A., as Collateral Agent


By:
    ------------------------------
Name:_____________________________
Title:____________________________

                                  SCHEDULE 6(h)

                                     FORM OF

                             IRREVOCABLE STOCK POWER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of [ISSUING CORPORATION], a _____________ corporation:

             Certificate No.                             No. of Shares
             ---------------                             -------------

and irrevocably appoints

its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.


                                        -------------------------------
Dated                                   [Credit Party]


                                        By:
                                            ---------------------------

                                        Name:__________________________

                                        Title:_________________________

                                        [Address]

Witnessed by:


------------------------


------------------------